 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 11, 2012

Bank of Marin Bancorp
(Exact name of Registrant as specified in its charter)

California	001-33572	20-8859754
(State or other jurisdiction of incorporation)	(File number)	(I.R.S. Employer Identification No.)

504 Redwood Blvd., Suite 100, Novato, CA	94947
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code: (415) 763-4520

Not Applicable
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

On July 11, 2012, Bank of Marin (the “Bank”) subsidiary of parent company Bank of Marin Bancorp (NASDAQ: BMRC) (the “Company”), entered into an Information Technology Services Agreement, including those addenda and amendments thereto, as well as the General Terms and Conditions (collectively, the “Agreement”) with Fidelity Information Services, LLC (together with its subsidiaries and affiliates, “FIS”). The Agreement replaces a prior Agreement with FIS.

The Company filed a Current Report on Form 8-K with the Securities and Exchange Commission (the “Commission”) on July 17, 2012 (the “Prior 8-K), which included a redacted version of the Agreement, omitting those portions of the Agreement which FIS and the Bank desired to keep confidential. Concurrent with the filing of the Prior 8-K, the Company submitted a confidential treatment request to the Commission seeking confidential treatment of the omitted portions of the Agreement. The Company has now completed the confidential treatment request process with the Commission and is filing this amendment to the Prior 8-K to attach a revised redacted version of the Agreement as exhibit 10.1. Other than the revised exhibit 10.1, there are no changes to the disclosure in the Prior 8-K.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	11/7/2012	BANK OF MARIN BANCORP
		By:	/s/ Christina J. Cook
Christina J. Cook
Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement between Bank of Marin and Fidelity Information Services, LLC, dated July 11, 2012